Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

DIH HOLDING US, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule		Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee($)

	Newly Registered Securities

Fees Previously Paid	Equity	Class A Common Stock (3)	457	(c)(1)	2,190,000		3.175		6,953,250	0.0001476	1,026.30
Fees Previously Paid	Equity	Class A Common Stock(4)	457	(c)(1)	700,000		$2.30	(3)	1,610,000	0.0001476	237.64

Fees Previously Paid	Equity	Class A Common Stock(5)	457	(c)(1)	18,700,211		3.175	(5)	59,373,170	0.0001476	8,763.48
Fees Previously Paid	Equity	Class A Common Stock issuable upon exercise of the Warrants	457	(g)(1)	13,335,000	(6)	11.50	(7)	153,352,500	0.0001476	22,634.83
Fees Previously Paid	Equity	Warrants(8)	457	(f)(1)	6,470,000		0.04655		301,178.5	0.0001476	44.45
	Total Offering Amounts						—		—	—	32,706.70
	Total Fees Previously Paid						—		—	—	9,789.78
	Total Fees Offsets						—		—	—	22,916.92
	Net Fee Due						—		—	—	0

Table 2: Fee Offset Claims and Sources

	Registrant or Filed Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fees Offsets Claims	Aurora Technology Acquisition Corp.	S-4	333-271890	5/12/23	5/12/23	16,899.45	Equity	Class A Common Stock	13,335,000	153,352,500	16,899.45
Fees Offsets Claims	Aurora Technology Acquisition Corp.	S-4	333-271890	5/12/23	5/12/23	13.76	Equity	Warrants	6,470,000	124,871	13.76
Fee Offsets Claims	Aurora Technology Acquisition Corp.	S-1	333-261753	12/20/21	12/20/21	12,259.56	Equity	Class A Ordinary Shares	11,500,000	132,250,000	12,259.56

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. (3)
(3)

Calculated in accordance with Rule 457(c)(1) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices of the Class A Common Stock on the Nasdaq Stock Market LLC (“Nasdaq”) on July 24, 2024 ($3.175 per Class A Common Share). Shares consist of (i) 660,000 shares of Class A Common Stock to be issued in connection with the conversion of the 8% Original Discount Senior Secured Convertible Debenture (the “Debenture”); (ii) 330,000 shares underlying the warrant issued to the investor in connection with the Debenture; and (iii) 1,200,000 shares that may be issued in lieu of cash payments under the Debenture.

(4)	Calculated in accordance with Rule 457(c)(1) under the Securities Act, based on the average of the high and low prices of the Class A Common Stock on Nasdaq on September 12, 2024 ($2.30 per Class A Common Share).Consists of an additional 700,000 shares of Common Stock being registered on Amendment No. 1 to Form S-1 in connection with the potential issuance of shares in lieu of cash redemption payments on Debenture.
(5)	Calculated in accordance with Rule 457(c)(1) under the Securities Act based on the average of the high and low prices of the Class A Common Stock on the Nasdaq on July 24, 2024 ($3.175 per Class A Common Share). Shares consist of shares to be registered under the Registration Rights Agreements consisting of (i) 14,315,038 shares held by certain investors and other holders of Class A common stock; and (ii) 4,385,173 shares held by ATAC Sponsor LLC..
(6)	Consists of 10,100,000 shares issuable upon exercise of the public warrants and 3,235,000 shares issuable upon the exercise of private warrants.
(7)	Calculated in accordance with Rule 457(g)(1) under the Securities Act, based on the exercise price of the warrants ($11.50 per share).
(8)	Calculated in accordance with Rule 457(f)(1) under the Securities Act, based on the average of the high and low prices of the DIH Public Warrants on the Nasdaq on July 24, 2024 ($0.04655 per Public Warrant). Warrants consist of the private placement warrants initially issued in connection with the Company’s initial public offering.
(9)

The Registrant paid a registration fee of $16,899.45 in connection with the registration of 13,335,000 shares of Class A common stock registered under the Registration Statement on Form S-4, filed on May 12, 2023 (File No. 333-266098) (as amended, the “Form S-4”). The offering under the Form S-4 has terminated. The 13,335,000 shares of Class A common stock registered under the Form S-4 that remain unsold are being registered under this registration statement. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the filing of this registration statement was offset by $16,899.45.

(10)

The Registrant paid a registration fee of $13.75 in connection with the registration of 6,470,000 private placement warrants registered under the Registration Statement on Form S-4, filed on May 12, 2023 (File No. 333-266098) (as amended, the “Form S-4”). The offering under the Form S-4 has terminated. The 6,470,000 warrants are being registered of Class A common stock registered under this registration statement. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the filing of this registration statement was offset by $13.75.

(11)	The Registrant paid a registration fee of $12,259.56 in connection with the registration of 11,500,000 Class A ordinary shares underlying the Public Warrants it sold in its IPO. These securities remain unsold, the offering has terminated and are being registered under this registration statement. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon filing of this registration statement was offset by $12,259.56.